Project Baseball Presentation to the Special Committee of SkyTerra Communications September 22, 2009 Exhibit (c)(2)

Indexed Share Price Performance Gain/(Loss)
Indexed to 100%
0
20
40
60
80
100
120
140
9/21/08 11/21/08 1/21/09 3/23/09 5/23/09 7/23/09
9/21/0
SKYT CLWR ICOG TSTR Nasdaq
Sector Trading Update
Last Twelve Months
Project Baseball
2
Source FactSet
ICOG (67%)
• Over the last twelve months,
share price performance for the
key sector players has been
mixed
– CLWR has outperformed due
to positive news regarding
satellite launches and the
likelihood that incremental
funding is available
– SKYT has rallied from its
lows on the basis of
Harbinger’s funding
commitments
– ICOG has underperformed as
its subsidiary, ICO North
America, filed for Chapter 11
in May 2009
SKYT (24%)
TSTR (23%)
Nasdaq (6%)
CLWR (20%)

SKYT Stock Price Performance
Last Twelve Months
3
$0
$2
$4
$6
$8
$10
9/21/08 11/21/08 1/21/09 3/21/09 5/21/09 7/21/09 9/21/09
0
200
400
600
800
1,000
1,200
Volume Price
Share Price Volume
$ 000s
Project Baseball
Note
1. Premium to current Harbinger Indicative Proposal of $5
2. 52 week high and low are calculated using intra-day prices
9/22/08
SKYT, ICO Global and
Qualcomm sign agreement
enabling integration of
satellite communications
into mass market cellular
handsets and devices
11/10/08
SKYT
announces 3Q
results
8/10/09
SKYT announces 2Q
results
5/1/09
SKYT announces 1Q
results
2/25/09
SKYT announces 4Q
results
8/24/09
SKYT applies for $37MM in
broadband stimulus money
5/27/09
SKYT moves satellite
launch contract from Sea
Launch to International
Launch Services (ISL)
1/1/09
SKYT receives Tranche
1 of $150MM from
Harbinger
Harbinger Indicative
Proposal = $5.00
4/1/09
SKYT receives Tranche
2 of $175MM from
Harbinger
7/1/09
SKYT receives Tranche
3 of $75MM from Harbinger
Price Premium
(1)
Current $3.40 47%
52-Week High
(2)
5.00 0%
52-Week Low
(2)
0.80 525%
LTM Average 2.83 77%
90 Day Average 3.07 63%
30 Day Average 3.22 56%
10 Day Average 3.18 57%
Premium Analysis

Valuation at Selected Prices
SKYT Valuation Matrix
Project Baseball
4
Notes
1. Represents pro forma debt including Boeing deferral and remaining Harbinger funding tranche due in January 2010
2. Represents unconsolidated investment in Terrestar of $8MM
3. Assumes bonds trading at $0.62 and Boeing deferral trades at par
At Market Analysis at Selected Prices
$MM, unless otherwise noted $3.40 $4.00 $5.00 $10.00
Premium Over:
Current Stock Price $3.40 0% 18% 47% 194%
52-Week High 5.00 (32%) (20%) 0% 100%
52-Week Low 0.80 325% 400% 525% 1150%
Avg. Stock Price—Last 30 Trading Days 3.22 6% 24% 55% 210%
TSO 138 138 138 138
Options Dilution 4 5 6 10
Fully Diluted Shares Outstanding 141 143 144 148
Equity Value $481 $571 $721 $1,479
Plus: Total Debt
(1)
$1,506 $1,506 $1,506 $1,506
Less: Unconsolidated Investments
(2)
(8) (8) (8) (8)
Aggregate Value for Spectrum Valuation $1,980 $2,070 $2,219 $2,978
Gross Spectrum (U.S. and Canada) 25 25 25 25
POPs (MM) 300 300 300 300
MHz-POPs 7,500 7,500 7,500 7,500
Value per MHz-POP (Debt at Book) $0.26 $0.28 $0.30 $0.40
Illustrative Value per MHz-POP (Debt at Market)
(3)
$0.19 $0.21 $0.23 $0.33

$3.75
$0.00
$4.10
$1.65
$2.65
$0.00
$4.10
$2.00
$0.80 $5.00
$4.00
$0.55
$4.40
$0.00 $2.00 $4.00 $6.00
Valuation Summary
$ / Share
SKYT Indicative Valuation
5
12-Month Trading Range (1)
Trading Comparables – Book
(2)
MHz-POP: $0.25 – $0.26
Premiums Paid in Precedent Squeeze-Outs
(4)
Squeeze-Out of Majority: 20-30% Premium
(By Existing Minority Owner)
$ / Share
MHz-POP
(2)
Project Baseball
Clearwire Transaction (May 7, 2008)
(2)
MHz-POP: $0.24
Current Share
Price
(1)
$3.40
$0.20
ICO NA Bankruptcy (May 15, 2009) (2)
Harbinger
Indicative
Proposal
$5.00
$2.13
$0.32
PUBLIC MARKET
PRIVATE MARKET
Trading Comparables – Market
(2)(3)
$0.00
MHz-POP: $0.13
(5)
MHz-POP: $0.15 – $0.21
$3.40
$0.24 $0.28
Squeeze-Out of Minority: 10-20% Premium
(By Existing Majority Owner)
Satellite Business Case
(6)(7)
WACC: 20-30%, 8-10x 2020 Exit Multiple
DISCOUNTED CASH FLOW
6-Month Trading Range (1)
Notes
1. As of 9/21/09 and trading ranges based on intra-day prices
2. Range based on TSTR current (September 2009) and historical (July 2009) MHz-POP using book value of total debt of approximately $1.3Bn, unconsolidated  investments of $5MM,
FDSO of 140MM and MHz-POPs of 7,500
3. Range based on TSTR bank trading levels at par and current (September 2009) and historical (July 2009) bond trading levels of $0.77 and $0.58, respectively
4. Reference range based on cash and stock squeeze-out transactions greater than $100MM since 1/1/90; median premiums paid 4 weeks prior to announcement date
5. $0.13 per MHz-POP calculated under contemplated restructuring plan assuming fully accreted value of the convertible debt of $768MM and 6,000 MHz-POP
6. Assumes annual cash flows are fully taxed at 40% and NOLs valued separately at between $29MM and $50MM depending on discounting assumptions
7. Based on 2010 net debt of $1.6Bn and assumes 2010 funding gap of $184MM funded with equity issued at the current share price of $3.40 for PF FDSO of 196MM

Public Market Spectrum Comparables
Project Baseball
6
Notes
1. Total debt pro forma for Harbinger financing tranche to come in January 2010
2. Total debt pro forma for ICO North America bankruptcy filing; remaining debt represents capital lease obligation
3. Assumes all cash is used for satellite construction and launch
4. Assumes bank trading levels at par and bond trading levels of $0.62 (last traded September 2009) and $0.77 (last traded September 2009) for SKYT and TSTR, respectively
12/31/06 12/31/07 12/31/08 Current
SKYT $0.34 $0.25 $0.22 $0.26
TSTR 0.27 0.23 0.22 0.26
ICOG 0.28 0.22 0.18 NA
Average $0.29 $0.24 $0.21 $0.26
Historical Value per MHz-POP
Spectrum Valuation - Side-by-Side Comparison
$MM, unless otherwise noted SkyTerra
(1)
TerreStar ICO Global
(2)
Share Price (as of 09/21/09) $3.40 $1.69 $0.75
FDSO 141 140 211
Equity Value $481 $236 $158
Plus: Total Debt 1,506 1,322 18
Less: Unconsolidated Investments (8) (5) 0
Aggregate Value for Spectrum Valuation
(3)
$1,980 $1,554 $176
Population (MM) 300 300 0
Assumed Usable Spectrum (MHz) 25 20 0
Population (MM) x Spectrum (MHz) 7,500 6,000 0
Value per MHz-POP (Debt at Book) $0.26 $0.26 NA
Illustrative Value per MHz-POP (Debt at Market)
(4)
$0.19 $0.21 NA

16%
18%
12%
9%
31%
25%
0%
5%
10%
15%
20%
25%
30%
35%
30%<Ownership<50% All Deals Ownership>50%
Median Premium Paid to 4 Weeks Prior to Announcement
%
Premiums Paid Analysis
Completed Cash and Stock Squeeze-Outs Greater than $100MM Since 1990
Project Baseball
7
# of Deals: 75 182 107 27 67 40
All Deals Investor Deals
(1)
Note
1. Includes all deals where buyer is a non-strategic buyer (i.e., private equity firm or hedge fund)

DCF Analysis
Based on 2010E – 2019E Cash Flows per Management Plan
Project Baseball
8
• Key assumptions:
– Cash on hand sufficient to
fund 2009 cash burn
– Funding gap addressed with
equity raise at current share
price
– Cash flows are fully taxed
and NOLs valued separately
and added to DCF valuation
Notes
1. Assumes cash flows are fully taxed at 40%
2. Basedon FDSO of 196MM (54MM new shares issued at$3.40 to addressfunding gap of $184MM), total debtof $1.6Bn andincludes valueof NOLs which range from $29-50MM depending on the discounting assumptions
3. Based on 7,500 MHz-POP
$MM
2010E 2011E 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E
Revenue $129 $174 $213 $276 $346 $439 $612 $845 $1,063 $1,222
   % Growth 253% 35% 23% 29% 26% 27% 39% 38% 26% 15%
EBITDA 43 55 45 92 148 220 362 557 739 872
   % Growth NM 28% -18% 105% 61% 49% 64% 54% 33% 18%
Less: Cash Taxes
(1)
0 0 0 0 (20) (49) (105) (184) (256) (311)
Less: Changes in Working Capital (13) 86 5 (4) (10) (10) (15) (20) (18) (15)
Less: Capex (214) (112) (8) (9) (15) (11) (11) (17) (13) (14)
Unlevered Free Cash Flow (184) 29 41 79 103 151 230 337 452 531
   Cumulative Unlevered Free Cash Flow (184) (155) (114) (35) 68 218 448 785 1,238 1,769
Cash Flow Summary
2020 Exit Multiple
Discount Rate 8.0x 9.0x 10.0x
20% $0.12 $0.89 $1.67 Share Price
(2)
$0.22 $0.24 $0.26 Implied MHz-POP
(3)
25% $0.00 $0.00 $0.00
$0.14 $0.16 $0.17
30% $0.00 $0.00 $0.00
$0.09 $0.10 $0.11
DCF Senstivity Analysis

Economic Voting
Shares and $ in MM
Value Shares Harbinger 3rd Party SKYT Total Harbinger 3rd Party SKYT Total
Current Ownership
(1) 148 62.3% 0.0% 37.7% 100% 52.0% 0.0% 48.0% 100%
Harbinger Asset Contribution
Inmarsat Equity $1,143 114 79% 0% 21% 100% 81% 0% 19% 100%
Inmarsat Convertible 42 4 79% 0% 21% 100% 81% 0% 19% 100%
Sub Total $1,185 119
Inmarsat Offer - Sources
New Debt Financing $2,400
Fees to Harbinger
(2)
128 13 80% 0% 20% 100% 82% 0% 18% 100%
Non-Harbinger SKYT Equity 100 10 77% 0% 23% 100% 78% 0% 22% 100%
New 3rd Party Equity Required 1,855 185 47% 39% 14% 100% 41% 48% 11% 100%
Total Offer Sources $4,483 208
Inmarsat Offer - Uses
Non-Harbinger Inmarsat Equity Value $2,825
Non-Harbinger Inmarsat Net Debt
(3)
1,350
Fees + 1.6 GHz Share Issuance
(4) 228
Est. Change of Control Premiums
(5)
80
Total Offer Uses $4,483
Pro Forma Ownership 475 47.1% 39.1% 13.9% 100% 40.6% 48.1% 11.3% 100%
Pro Forma Ownership Analysis
Pro Forma Ownership Implications
Assumes Transaction as Contemplated by Existing MCSA
Project Baseball
9
• Assumptions under existing
MCSA:
– 100% cash proposal for
Inmarsat at £5.35
– SKYT share price at $10
– New debt raised limited to
$2.4Bn
– Any additional requirements
financed with 3    party equity
– $ / £ exchange rate of 1.62
• Assumptions under modified
MCSA
– 100% cash proposal for
Inmarsat raised to £6.06 (6)
Modified MCSA Price for SKYT
$3.00 $4.00 $5.00 $6.00 $10.00
Economic
5.8% 6.9% 8.0% 9.0% 12.5%
Voting
4.5% 5.3% 6.1% 6.9% 10.0%
SKYT Ownership Under Illustrative Modified MCSA
Notes
1. Includes all options and warrants using treasury method based on SKYT offer price of $10
2. Includes 1.6 GHz spectrum share issuance of $103MM and $25MM sponsor fee to Harbinger
3. Excludes Inmarsat convertible of $42MM (owned by Harbinger)
4. Includes Harbinger sponsor fee of $25MM, 1.6 GHz spectrum share issuance of $103MM and transaction-related fees of $100MM
5. Includes estimated change of control premiums of $7MM on debt and make-whole of $72MM for convertible debt
6. Represents 10% premium to current share price as of 9/21/09, which is same premium to current on date of original MCSA rd

PF'09E EBITDA $569
EBITDA Mult. 9.0x
Implied AV $5,121
MHz - POP Value $0.20
PF MHz - POPs 13,500
Implied Spectrum Value $2,700
Total Aggregate Value $7,821
PF Net Debt (4,041)
PF Equity Value $3,780
PF Shares 902
PF Share Price $4.19
Disc. at Cost of Equity 25%
PV of PF Share Price $3.35
Illustrative Calculation
Pro Forma Trading Analysis
Based on Modified MCSA: £6.06 ISAT Base Price and $5 SKYT Share Price
Project Baseball
10
8.0x
8.7x
9.7x
9.0x
7.8x
7.9x
0
4
8
12
ISAT Eutelsat SES
'09E Mult. '10E Mult.
FSS Comparable Trading
x
Pro Forma Trading Analysis
Inmarsat Implied Spectrum Value (MHz-POP)
'09E EBITDA Agg. $0.15 $0.20 $0.25
Multiple
Value
(1)
$2,025 $2,700 $3,375
Implied Spectrum Value
(2)
8.0x $4,552 $6,577 $7,252 $7,927 PF Aggregate Value
2,536 3,211 3,886
PF Equity Value
(3)
$2.25 $2.85 $3.44
PV of PF Share Price
(4)
(55%) (43%) (31%) Prem. / (Disc.) to Harbinger Offer Price of $5
9.0x $5,121 $7,146 $7,821 $8,496
3,105 3,780 4,455
$2.75 $3.35 $3.95
(45%) (33%) (21%)
10.0x $5,690 $7,715 $8,390 $9,065
3,674 4,349 5,024
$3.26 $3.86 $4.45
(35%) (23%) (11%)
Notes
1. Based on Inmarsat ’09E EBITDA of $569MM per selected Wall Street estimates
2. Based on 13,500 MHz-POPs (25 MHz at 300MM POPs for SKYT and 20 MHz at 300MM POPs for Inmarsat)
3. Based on PF net debt of $4.0Bn (existing SKYT total debt of $1.8Bn which reflects fully accreted value of Harbinger debt, and PF Inmarsat net debt of $2.2Bn)
4. Based on a WACC of 25% discounted 12 months and 902MM PF shares based on revised MCSA prices of $5 per share for SKYT and £6.06 per share for ISAT

Discussion of SkyTerra Alternatives
11
Project Baseball
SKYT Alternatives SKYT Implications
1. Cash Preservation Scenario
                                                                                                   under a cash
preservation scenario that still enables SkyTerra to meet its regulatory milestones
Likely does not provide sufficient time to complete a transaction with Inmarsat nor provide for a sale of the company to another strategic buyer to provide spectrum-
based financing in the interim
                                                                                           absent a transaction with
Inmarsat or a carrier agreement
2. Sale of the Company
Not likely in advance of
Capital markets environment and carrier strategic focus / need for near-term spectrum make a strategic sale unlikely
3. Restructuring of SkyTerra’s Liabilities
Equitizing or otherwise restructuring the cash liabilities associated with the senior secured and senior unsecured indebtedness

Must include settlement with Boeing for the 2010 payments
A workable restructuring that materially extends SkyTerra’s funding runway must also include a
Limited potential for an “all-in” restructuring of the secured and unsecured notes and Boeing liabilities, combined with cost reductions, to provide for funding runway through the end of 2011
Certain options to provide for extending funding runway beyond the end of 2011
(absent incremental debt or equity funding)

Unclear whether debt capital markets will be available
Unclear ability to secure additional equity-funding
end of base case funding runway through the end of 2010
does not provide for enough extension
of funding runway
substantial reduction of non-satellite operating expenses
may have adverse impact on ability
to meet required regulatory milestones
Funding runway is projected to be exhausted in Q1’11
absent a broader solution for the Boeing liabilities

Cash Forecast at SkyTerra
Based on Management Projections and Assumes Cash Preservation Scenario
12
Project Baseball
• Under a cash preservation
scenario, SKYT could extend
the funding runway to Q1’11
– Scenario assumes significant
cost reductions in all areas
outside of satellite related
programs while still achieving
regulatory milestones
• SKYT has significant cash
obligations starting in Q4’10
– Cash interest on the 14.0%,
16.5% and 18.0% Notes and
cash payment for Boeing
deferrals
• In 2010 and 2011, cash interest
and Boeing payments account
for ~$348MM or ~53% of
SKYT’s cash obligations
2009E 2010E Quarterly 2010E 2011E Quarterly 2011E
$MM Annual Q1/10 Q2/10 Q3/10 Q4/10 Annual Q1/11 Q2/11 Q3/11 Q4/11 Annual
Sources & Uses
Revenue $40 $10 $10 $10 $9 $38 $8 $8 $8 $8 $31
Harbinger Transaction 400 100 0 0 0 100 0 0 0 0 0
Total Sources 440 110 10 10 9 138 8 8 8 8 31
Operating Expenses (221)              (75)                (38)                (52)                (16)                (181)              (80)                (32)                (12)                (14)                (138)
Cash Interest 0 0 0 0 (53) (53) 0 (52) (60) (52) (165)
Boeing Payments (82) (11) (11) 24 (124) (122) (2) (2) (2) (2) (8)
Total Uses ($303) ($87) ($49) ($28) ($192) ($356) ($82) ($86) ($74) ($68) ($310)
Cash Position Summary
Beginning Cash Balance $112 $249 $272 $233 $215 $249 $31 ($43) ($121) ($187) $31
Change in Cash 137 23 (39) (18) (183) (218) (74) (78) (66) (61) (279)
Ending Cash Balance $249 $272 $233 $215 $31 $31 ($43) ($121) ($187) ($248) ($248)
SKYT Cash Forecast

clearwire
at&t
verizon
T··Mobile···
LEAP
metroPCS

Morgan Stanley

2.8
18.7
24.5
0.1
8.5
4.5
0
5
10
15
20
25
30
35
40
45
Existing Spectrum
700 MHz Spectrum
Spectrum Holdings (U.S. Carriers)
Bn MHz-POPs
Sale of Company: Potential Strategic Interest
13
27.2
29.0
2.9
> 42.0
15.4
3.3
(1)
Source SNL Financial Database
Notes
1. Includes spectrum acquired from Aloha Partners
2. Represents T-Mobile USA spectrum ownership
(2)
• Carriers focused on continued
rollout of AWS and 700 MHz
spectrum to improve 2.5G/3G
network coverage
– Broad LTE rollout not
forecast until 2011/2012 or
beyond
– Unclear short-or-medium
term need for additional
spectrum from ATC players
Near-Term Supply of Spectrum
Block
Size
(MHz) Source Band
AWS-3 20 FCC AWS
J-Block 20 FCC AWS
D-Block 10 FCC 700MHz
B-Block 20 SpectrumCo AWS
MSS-1 20 ICO/McCaw S
MSS-2 20
TerreStar/
Ergen S
Project Baseball

Limited Equity Recovery in a SkyTerra Liquidation
14
Project Baseball
Notes
1. Based on fully accreted value of debt claims
2. Based on 7,500MM MHz-POP (300MM POPs and 25 MHz)
3. Based on current share price of SKYT as of 9/21/09 and FDSO of 141MM
4. Based on on FDSO of 141MM
Illustrative Waterfall Recovery Analysis
Assumed Value per MHz-POP
Maturity
Claim
$0.05 $0.10 $0.15 $0.20 $0.25
$MM Date
Amount
(1)
$375 $750 $1,125 $1,500 $1,875
Implied AV
(2)
Boeing Claim $120
14.0% Sr Sec Disc Notes 4/1/2013 750
Senior Secured Creditors $870 43% 86% 100% 100% 100% Recovery Rate
16.5% Sr Unsec Notes 5/1/2013 280
18.0% Sr Unsec Notes 7/1/2013 664
Senior Unsecured Creditors $944 0% 0% 27% 67% 100% Recovery Rate
Equity Holders
(3)
$481 0% 0% 0% 0% 13% Recovery Rate
Implied EV Per Share
(4)
$0.00 $0.00 $0.00 $0.00 $0.43

Project Baseball 15 Appendix A Additional Information

Precedent U.S. Spectrum Prices
ADDITIONAL INFORMATION
16
Notes
1. Represents auction completion date
2. The FCC exchanged the PCS G Block for Nextel’s lower 800 MHz SMR licenses
3. NextWave sold its spectrum to T-Mobile USA, MetroPCS, ACS Wireless and Atlantic Wireless
Project Baseball
0.54
0.32
0.24
0.15
0.48
0.65
1.29
1.66
2.10
2.77
4.00
0.0
0.5
1.0
1.5
2.0
2.5
3.0
3.5
4.0
Auction 15
(Satellite Radio)
Auction 35
(PCS C & F)
Auction 8
(Satellite TV)
G Block Auction 73 (700
MHz)
Auction 58
(Broadband
PCS)
Auction 66
(AWS)
Auction 4 (PCS
A & B)
Auction 11
(PCS D, E, F)
Auction 23
(LMDS)
Auction 30
(39 GHz)
Historical $/MHz-POP Auction Pricing
Spectrum Prices
($)
Source New America Foundation: “The Citizen’s Guide to the Airwaves”; FCC
Bands: 700 MHz 1.9 - 2.0 GHz 1.9 GHz 1.9 - 2.0 GHz 1.7 - 2.1 GHz 1.9 - 2.0 GHz 1.9 - 2.0 GHz
Date      :
1/26/01 3/18/08 2/15/05 9/18/06 3/13/95 1/14/97 N/A
(2)
2320 - 2345 MHz 12.2 -17.5 GHz 27.5 - 31.3 GHz 38.6 - 40.0 GHz
5/12/99 5/8/00 4/2/97 1/25/96
$0.25
$1.06
$0.00
$0.50
$1.00
$1.50
AT&T / Aloha NextWave /
Various
Precedent Spectrum
Transactions
Bands: 1.7-2.1 GHz
Date: 7/25/08
700 MHz
10/9/07
(3)
(1)

ADDITIONAL INFORMATION
Inmarsat Stock Price Performance
Last Twelve Months
17
3.00
3.50
4.00
4.50
5.00
5.50
6.00
9/21/08 11/21/08 1/21/09 3/21/09 5/21/09 7/21/09 9/21/09
0
2,000
4,000
6,000
8,000
10,000
12,000
14,000
16,000
18,000
Volume Price
Share Price Volume
£ 000s
Project Baseball
MCSA Price =
£5.35
1. Premium to £5.35 MCSA Price
11/10/08
Inmarsat announces Q3 results
above consensus with full-year
revenue growth ahead of target
range
4/15/09
Inmarsat completes
acquisition of Stratos
Global
7/2/09
Inmarsat completes investment in
SkyWave Mobile Communications
4/24/09
Inmarsat recommends final
dividend of $0.1820 per
ordinary share
7/16/09
Inmarsat signs new
$500MM senior credit facility
8/10/2009
Inmarsat reports 2009
interim results
1
9/11/2009
Inmarsat was named as
Mobile Satellite Services
(MSS) Operator of the Year
at the Annual Awards for
Excellence in Satellite
Management
Premium Analysis
Research Price Targets
9/22/08
Hart-Scott-Rodino waiting period associated
with the SkyTerra / Harbinger offer expired
without any action from the U.S. Department
of Justice.  No second request was issued
Target
Premium to
MCSA
(1)
BAS-ML (9/10/09) £6.80 27%
GS (8/27/09) 7.14 33%
CS (8/26/09) 6.00 12%
JPM (7/31/09) 5.60 5%
UBS (7/3/09) 6.35 19%
Price
Prem / (Dis)
(1)
Current £5.51 3%
52-Week High 6.14 15%
52-Week Low 3.00 (44%)
LTM Average 4.73 (12%)
90 Day Average 5.32 (1%)
30 Day Average 5.29 (1%)
10 Day Average 5.49 3%

Credit Markets, While Improving, Remain Challenged
ADDITIONAL INFORMATION
18
0
5
10
15
20
25
30
Mar-08 Apr-08 May-08 Jun-08 Jul-08 Aug-08 Oct-08 Nov-08 Dec-08 Jan-09 Feb-09 Mar-09 May-09 Jun-09 Jul-09 Sep-09
BB Index B Index CCC Index Telecom
Yield Performance
Yield
%
Source Yield Book, Advantage Data
Source Advantage Data, Yield Book
Notes
1. Index stats since December 2001
2. Current as of September 2009
• Although the high yield market
has recently opened for certain
“B” and “CCC” names, the
focus has been on known and
seasoned issuers
Project Baseball
16-Mar-08
Bear Stearns sold to
JPMorgan
15-Sep-08
Lehman Brothers files for
bankruptcy
Yield Stats
(1)
Issue Current
(2)
High Low Avg.
BB Index 8.36 14.61 7.53 9.98
B Index 10.61 20.93 10.16 13.83
CCC Index 15.49 29.49 13.42 19.61
Telecom 9.54 15.53 8.53 11.10